                                                                   EXHIBIT(n)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
The China Fund, Inc.

We consent to the use of our report, dated December 10, 2004, incorporated by reference in this registration statement on Form N-2 and to the references to our firm under the captions "FINANCIAL HIGHLIGHTS" and "EXPERTS" in the prospectus.

/s/ KPMG LLP

KPMG LLP
Boston, Massachusetts
June 22, 2005